AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                  This AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of October 30, 2001, among LaSalle Bank National Association, a national banking association ("Bank"), and Westell Technologies, Inc., a Delaware corporation ("WTI"), Westell, Inc., a Illinois corporation ("Inc."), Westell International, Inc., a Delaware corporation ("WII"), Conference Plus, Inc., an Delaware corporation ("CPI"), and Teltrend, Inc., a Delaware corporation ("Teltrend," together with WTI, Inc., WII and CPI, the Borrowers").

                                   BACKGROUND

                  A. Bank and Borrowers are party to that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2000, as amended from time to time (the "Loan Agreement"), pursuant to which Bank has made a line of revolving credit available to Borrowers, and as security therefor, Borrowers have granted to Bank a lien on Borrowers' real, personal and intellectual property.

                  B. Borrowers have informed Bank that they desire to (i) purchase certain Equipment from Spectel-Multilink, Inc. on a "purchase money financing basis," and (ii) engage in certain repurchases of Westell common stock.

                  C. Borrowers have also informed Bank that they are currently in violation of a certain covenant under the Loan Agreement and have requested that Bank waive the violation specifically identified herein and any events of default created thereby.

                  D. Bank is willing to grant such waiver and amend the Loan Agreement to allow the foregoing upon the terms and conditions set forth herein.

                  E. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1         AMENDMENTS TO LOAN AGREEMENT
                           ----------------------------

                  1.1 Collateral Description Amendment. To comport to terminology effective in Illinois from and after July 1, 2001 under Revised
Article 9 of the Uniform Commercial Code, the definition of "Collateral" in
Section 1.1 of the Loan Agreement is hereby amended to read as set forth on
Schedule 1.1.

                  1.2 The Loan Agreement is hereby amended by adding the following new definition to Section 1.1:

         "Spectel Equipment" means the following Equipment (and only that Equipment):

                  Two (2) Multilink System 700 audioconferencing bridges @ 1152 ports each. Multilink Serial Numbers 3-210 and 3-207, shipped to CPI at 801 Oak Creek Drive, Lombard, Illinois 60148 per Westell Purchase Order #416943. Each System 700 consists of: systems chassis; internal hard drive; AC Power; redundancy (power supplies, fans, dual LAN); API support (Scheduler, Moderator, Operator); system software (1152 port license); BridgeTalk Interface Software; Dialed Number Identification Service (DNIS); LAN Option; PIN Codes and DRP."

                  1.3 Section 3.6 of the Loan Agreement is hereby amended by inserting before the period in the last sentence thereof the following language:
", provided, however, that such Net Cash Proceeds shall not permanently reduce the Maximum Revolving Credit Facility by more than $10,000,000."

                  1.4 Section 8.1 of the Loan Agreement is hereby amended by deleting clause (viii) thereof in its entirety and replacing it with the following:

        "(viii) subject to Section 8.6 and the other provisions of this Agreement, purchase money Liens on Property acquired in the ordinary course of business, to finance or secure a portion of the purchase price thereof, provided that in each case such Lien shall be limited to the Property so acquired and the liability secured by such Lien does not exceed either the purchase price or the fair market value of the asset acquired and, provided further, the aggregate principal amount of the indebtedness secured by such Liens (other than purchase money Liens on the Spectel Equipment in favor of Spectel Multilink, Inc.) and the aggregate principal amount of the indebtedness incurred in connection with the capital leases set forth in subsection (vii) hereof, does not exceed $1,000,000 in the aggregate."

                  1.5 Section 8.12 of the Loan Agreement is hereby amended by adding the following provisos at the end thereof:

         "; provided, that during the period commencing on August 17, 2001 and ending on March 31, 2002, Westell may effect "open market" repurchases of up to $250,000 of Westell common stock so long as no defaults or Events of Default exist or occur under this Agreement or would be created by the repurchase; and provided further, that LaSalle will consider, on a good faith, reasonable basis, future requests by Westell to allow additional, similar repurchases during the period ending March 31, 2002 of up to $750,000 of Westell common stock in the aggregate."

                  1.6 Section 11.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "11.2 EBITDA. Borrowers shall have on each date set forth below, a minimum EBITDA of not less than the EBITDA set forth opposite such date set forth below (parenthesis denotes negative):

                           Date                               EBITDA
                           ----                               ------

                           10/31/01                           ($9,600,000)
                           11/30/01                           ($9,400,000)
                           12/31/01                           ($8,000,000)
                           1/31/02                            ($7,000,000)
                           2/28/02                            ($4,300,000)
                           3/31/02                            ($1,900,000)
                           4/30/02                            $2,400,000
                           5/31/02                            $5,600,000
                           6/30/02                            $8,300,000

                           EBITDA shall be measured (i) on a Fiscal Year-to-date basis as of the end of each calendar month for each month through and including March 2002 and (ii) on a rolling twelve-month basis as of the end of each calendar month for each month commencing with April 2002 and for each month thereafter."

                  1.7 Section 11.3(b) of the Loan Agreement is hereby amended by deleting it in its entirety nd replacing it with the following:

                  "(b) Tangible Net Worth. Tangible Net Worth, for the purposes of this Section 11.3(b), will be calculated by including the maximum amount of the Guaranty as cash of the Borrowers. Commencing with October 2001, Borrowers shall maintain at all times, measured on a monthly basis, the minimum Tangible Net Worth set forth opposite such date set forth below, as of the end of the month ending on such date:

                           Date                               Tangible Net Worth
                           ----                               ------------------

                           10/31/01                           $20,100,000
                           11/30/01                           $18,800,000
                           12/31/01                           $18,300,000
                           1/31/02                            $17,600,000
                           2/28/02                            $18,000,000
                           3/31/02                            $18,200,000
                           4/30/02                            $18,800,000
                           5/31/02                            $19,400,000
                           6/30/02                            $20,000,000"

         SECTION 2         REPRESENTATIONS AND WARRANTIES
                           ------------------------------

                  To induce Bank to amend the Loan Agreement as set forth above, Borrowers jointly and severally represent and warrant to Bank that:

                  2.1 Representations and Warranties. On the date hereof, the representations and warranties and covenants set forth in the Loan Agreement (as modified by this Amendment), are true and correct with the same effect as though such representations and warranties and covenants had been made on the date hereof, except to the extent that such representations and warranties and covenants expressly relate to an earlier date.

                  2.2 Corporate Authority of Borrowers. Borrowers have full power and authority to enter into this Amendment, and to incur and perform the obligations provided for under this Amendment and the Loan Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Amendment.

                  2.3 Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of Borrowers, fully enforceable against Borrowers, in accordance with its terms.

                  2.4 No Conflicting Agreements. The execution and performance by the Borrowers of this Amendment will not (i) violate any provision of law, any order of any court or other agency of government, or the Articles of Incorporation or Bylaws of Borrowers, (ii) violate any indenture, contract, agreement or other instrument to which Borrowers are a party, or by which any of their property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrowers.

         SECTION 3         CONDITIONS PRECEDENT.
                           --------------------

                  The agreement by Bank to amend the Loan Agreement is subject to the following conditions precedent:

                  3.1 Reaffirmations. Execution and delivery by WTI of a reaffirmation of that certain Stock Pledge Agreement dated as of August 31, 2000, between WTI and Bank in the form of Exhibit A hereto.

                  3.2 Corporate Authority. Borrowers shall have provided to Bank certified copies of the unanimous written consent of their Boards of Directors in a form reasonably acceptable to Bank authorizing the execution, delivery and performance by the Borrowers of this Amendment and the agreements, instruments and documents executed in connection herewith.

                  3.3 Fee. The Bank shall have received from the Borrowers a fee of $10,000.

         SECTION  4        WAIVER
                           ------

                  The Bank hereby waives Borrowers' failure to be in compliance with the EBITDA covenant as of August 31, 2001 and September 30, 2001, and any Events of Default created thereby, solely as of those dates.

                  The foregoing waiver shall be a limited waiver and shall not constitute a waiver of any other or subsequent violations of the Loan Agreement, whether of a different or like nature, nor shall such waiver constitute a course of conduct or dealing.

         SECTION 5         REAFFIRMATION AND ACKNOWLEDGMENT
                           --------------------------------

                  WTI, Inc., CPI and Teltrend (collectively, the "Pledgors") are each party to both (i) a Security Agreement and Mortgage - Trademarks and Patents and (ii) a Security Interest Agreement - Patents, each dated as of August 31, 2000 (the "Security Agreements"), pursuant to which Pledgors granted to Bank a lien on and security interest in certain of Pledgors' patents and trademarks as described therein. Pledgors hereby expressly reaffirm and assume all of their obligations and liabilities as set forth in the Security Agreements, agree that the obligations secured thereby shall include all obligations of Borrowers to Bank under the Loan Agreement, as amended from time to time, including this Amendment, and agree to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, and covenants contained in the Security Agreements, insofar as such obligations and liabilities may be modified by this Amendment.

         SECTION 6         MISCELLANEOUS PROVISIONS.
                           -------------------------

                  6.1 To the extent the provisions of this Amendment differ from or are inconsistent with the terms of the Loan Agreement or any of the Loan Documents, the provisions of this Amendment shall govern; otherwise, the terms and provisions of the Loan Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. Borrowers ratify, confirm and affirm without condition, all liens and security interests granted to Bank pursuant to the Loan Agreement and the Loan Documents, and such liens and security interests shall continue to secure the obligations and liabilities of Borrowers to Bank, including but not limited to, all loans made by Bank to the Borrowers under the Loan Agreement as amended by this Amendment.

                  6.2 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrowers under this Amendment are and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

                  6.3 This Amendment may be executed in any number of counterparts.

                  6.4 Borrowers hereby agree to pay all out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto, including without limitation, the reasonable fees and expense of Bank's counsel, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

                  6.5 On or after the effective date hereof, each reference in the Loan Agreement or any of the Loan Documents to this "Agreement" or words of like import, shall unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended hereby.

                  6.6 Borrowers acknowledge and agree that any term describing Collateral in the Loan Agreement or any other Loan Document or in any UCC financing statement which is susceptible of different scope or meaning, depending upon which version of the Uniform Commercial Code is used or applied, shall be given the broadest and most inclusive definition so as to encompass the greatest amounts, items, descriptions, or types of Collateral. Notwithstanding the foregoing or any other provision of this Amendment, nothing herein or the adoption of Revised Article 9 of the Uniform Commercial Code shall be deemed to expand or increase the items or scope of, or criteria for, or change the definition of "Eligible Accounts," "Eligible Inventory" or the "Revolving Loan Borrowing Base". In particular the term "Eligible Accounts" will continue to exclude Accounts other than those arising from the actual sale of Goods in the ordinary course of Borrower's business which meet the eligibility requirements in the definition of "Eligible Accounts."



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrowers and Bank have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

"BORROWERS"                         WESTELL TECHNOLOGIES, INC.

                                    By:      ___________________________________
                                    Title:   ___________________________________

                                    WESTELL, INC.

                                    By:      ___________________________________
                                    Title:   ___________________________________

                                    WESTELL INTERNATIONAL, INC.

                                    By:      ___________________________________
                                    Title:   ___________________________________

                                    CONFERENCE PLUS, INC.

                                    By:      ___________________________________
                                    Title:   ___________________________________

                                    TELTREND, INC.

                                    By:      ___________________________________
                                    Title:   ___________________________________
                                    Address: 750 North Commons Drive
                                                      Aurora, Illinois 60504


"BANK"                              LASALLE BANK NATIONAL ASSOCIATION

                                    By:      ___________________________________
                                    Title:   ___________________________________
                                    Address: 135 South LaSalle Street
                                                      Chicago, Illinois 60603
                                                      Attn:    Stephanie Kline

                                    EXHIBIT A
                                    ---------

                     REAFFIRMATION OF STOCK PLEDGE AGREEMENT
                     ---------------------------------------

                     REAFFIRMATION OF STOCK PLEDGE AGREEMENT

                  This Reaffirmation of Stock Pledge Agreement dated as of October 30, 2001 (this "Reaffirmation") is entered into between WESTELL TECHNOLOGIES, INC., a Delaware corporation (herein called the "Pledgor"), and LASALLE BANK NATIONAL ASSOCIATION (herein called the "Pledgee"), and has reference to the following facts and circumstances:

                  A. Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2000, (herein as amended or modified from time to time, the "Loan and Security Agreement") between Pledgee and Pledgor (together with its subsidiaries, Westell, Inc., Westell International, Inc., Conference Plus, Inc. and Teltrend, Inc. collectively referred to hereinafter as "Borrowers"), Pledgor granted Pledgee a security interest in its shares of certain of the Borrowers pursuant to that certain Stock Pledge Agreement dated as of August 31, 2000 (the "Pledge Agreement").

                  B. Borrowers desire to enter into an Amendment to the Loan and Security Agreement dated the date hereof (the "Amendment") pursuant to which Pledgee will modify the Loan and Security Agreement.

                  C. Pledgor is financially interested in Borrowers.

                  D. Pledgor desires that Pledgee enter into the Amendment.

                  E. Pledgee is willing to enter into the Amendment only upon the condition that Pledgor execute and deliver this Reaffirmation in favor of Pledgee.

                  NOW, THEREFORE, in consideration of the foregoing, Pledgor hereby agrees as follows:

                  1. The preambles to this Reaffirmation are hereby incorporated herein by this reference thereto.

                  2. Pledgor does hereby expressly ratify, confirm and affirm without condition, all liens and security interests granted to the Pledgee pursuant to the Pledge Agreement, and such liens and security interests shall continue to secure the obligations and liabilities of Borrowers to Pledgee, including but not limited to, all loans made by Pledgee to Borrowers under the Loan and Security Agreement and all amendments thereto.

                  3. This Reaffirmation constitutes the valid and legally binding obligation of Pledgor, fully enforceable against Pledgor, in accordance with its terms.

                  4. This Reaffirmation shall inure to the benefit of Pledgee and Lenders, their successors and assigns, and be binding upon Pledgor, and its successors and assigns.

                  IN WITNESS WHEREOF, the Pledgor has executed this Reaffirmation on the date above set forth.

                                                WESTELL TECHNOLOGIES, INC.

                                                By: ___________________________

                                                Its: ___________________________

                                  SCHEDULE 1.1
                                  ------------

                          NEW DEFINITION OF COLLATERAL
                          ----------------------------

The word "Collateral" means all personal property and fixtures of the Borrowers, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired, including, but not limited to, the following (all of which property, along with the products and Proceeds therefrom, are individually and collectively referred to as the "Collateral"):

(a) all funds, Deposit Accounts, Instruments, credits, cash, securities, Investment Property, General Intangibles or other property of any type, of, or for the account of, the Borrowers now or hereafter coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank or any parent, affiliate or subsidiary of the Bank or any participant with the Bank in the loans to the Borrowers (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and Proceeds therefrom, including the proceeds of insurance thereon; and

(b) all other property of the Borrowers, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions for, and replacements, products and Proceeds therefrom, and all of the Borrowers' books and records and recorded data relating thereto (regardless of the medium of recording together with all of the Borrowers' right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media), identified and set forth as follows:

                  (i) All Accounts (whether or not Eligible Accounts and including Health Care Insurance Receivables) and all Goods whose sale, lease or other disposition by the Borrowers has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrowers, or rejected or refused by an Account Debtor;

                  (ii) All Inventory (whether or not Eligible Inventory) including raw materials, work in process and finished goods;

                  (iii) All Goods (including Goods with Embedded Software), including, without limitation, Equipment, vehicles, furniture and Fixtures;

                  (iv) All General Intangibles, including Payment Intangibles and Software;

                  (v)      All Investment Property and Deposit Accounts;

                  (vi) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Supporting Obligations, notes secured by real estate, and Commercial Tort Claims;

                  (vii)    All Real Property of the Borrowers; and

                  (viii) All insurance policies and proceeds insuring the foregoing property or any part thereof, including unearned premiums.

Except for the terms "Collateral," "Borrowers," "Real Property," "Eligible Accounts" and "Eligible Inventory," all capitalized terms used in this definition of Collateral shall have the meaning given to them in the Uniform Commercial Code in effect from time to time in the State of Illinois.